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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             -----------------------

                         VYTERIS HOLDINGS (NEVADA), INC.
             (Exact name of registrant as specified in its charter)

              NEVADA                                        84-1394211

   (State or other jurisdiction                          (I.R.S. employer
 of incorporation or organization)                     identification number)

                               13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410
                                   (Address of
                          principal executive offices)

                             2005 STOCK OPTION PLAN

                            (Full title of the plan)

                             Mr. Michael McGuinness
                             Chief Financial Officer
                         Vyteris Holdings (Nevada), Inc.
                               13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410
                                  201-703-2299
                       (Name, address and telephone number
                              of agent for service)

                                 with a copy to

                            Peter H. Ehrenberg, Esq.
                            Anthony O. Pergola, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500
                            ------------------------

                                          CALCULATION OF REGISTRATION FEE
========================== ====================== ======================= ======================= =====================
                                                         Proposed                Proposed
Title of Securities             Amount to be          Maximum Offering       Maximum Aggregate          Amount of
to be Registered                 Registered          Price per Share (2)     Offering Price (2)      Registration Fee
-------------------------- ---------------------- ----------------------- ----------------------- ---------------------
Common Stock, par value
$.001 per share (1)         2,901,902 shares (1)           $1.90                 $5,513,614                $650
========================== ====================== ======================= ======================= =====================
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(1)     Plus such additional shares of Common Stock as may be issuable from time to time pursuant to the anti-dilution provisions of the plans.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high bid and low asked price for a share of Common Stock on the over-the-counter market as of a date within five days of the filing of this registration statement.

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           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate" into this Registration Statement information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Registration Statement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Registration Statement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares:

                (a)     our Annual Report on Form 10-KSB/A for the year ended
December 31, 2004, as amended on May 2, 2005;

                (b) our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005;

                (c) our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005;

                (d) our proxy statement for our April 15, 2005 special meeting of shareholders;

                (e) the description of our Common Stock set forth in our report on Form 10KSB/A filed by us with the SEC pursuant to Section 12(g) of the Securities Exchange Act on March 17, 2005, as amended on May 2, 2005 and as further modified by the above-mentioned proxy statement; and

                (f)     our Current Reports on Form 8-K filed on February 4,
2005 (as amended on February 7, 2005), February 25, 2005, April 26, 2005, May
17, 2005, June 1, 2005, June 8, 2005, June 24, 2005, July 18, 2005, July 21,
2005 and August 8, 2005.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.


                                      -2-
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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Nevada Corporation Code grants to Vyteris Holdings the power to indemnify the officers and directors of Vyteris Holdings, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Vyteris Holdings and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

        Article IX of the Vyteris Holdings Articles of Incorporation provides as follows:

        "To the fullest extent allowed by law, the directors and executive officers of the Corporation shall be entitled to indemnification from the Corporation for acts and omissions taking place in connection with their activities in such capacities."

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

ITEM 9. UNDERTAKINGS

        (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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        (b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      -4-

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fair Lawn, State of New Jersey, on this 7th day of October, 2005.

                                             VYTERIS HOLDINGS (NEVADA), INC.


                                             By: /s/ Vincent De Caprio
                                                ----------------------
                                                 Vincent de Caprio
                                                 President and Chief Executive
                                                 Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 7th day of October, 2005.


Name                             Capacity
----                             --------

/s/ Vincent De Caprio            President and Chief Executive Officer
-----------------------
Vincent De Caprio

/s/ Donald F. Farley*            Director
-----------------------
Donald F. Farley

/s/ David DiGiacinto*            Director
-----------------------
David DiGiacinto

/s/ Patrick G. Lepore*           Director
-----------------------
Patrick G. LePore

/s/ Russell O. Potts *           Director
-----------------------
Russell O. Potts

/s/ Solomon Steiner*             Director
-----------------------
Solomon Steiner

/s/ Michael McGuinness           Principal Accounting and Financial Officer
-----------------------
Michael McGuinness

*By: /s/ Michael McGuinness
    -----------------------
    Attorney-in-fact


                                      -5-
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                                  EXHIBIT INDEX

3.1     Articles of Incorporation (1)

3.2     By-laws, as amended (2)

5.1     Opinion of Hale Lane Peek Dennison and Howard

10.1    2005 Stock Option Plan (3)

10.2    Vyteris, Inc. 2001 Stock Option Plan (4)

23.1    Consent of Ernst & Young LLP

23.2    Consent of Hale Lane Peek Dennison and Howard is included in Exhibit
        5.1.

24.1    Power of Attorney.

-----------

(1)     Incorporated by reference to Exhibit 3.1 to Amendment No. 6 to the
        Registrant's Registration Statement on Form SB-2 (333-120411) filed May
        11, 2005.

(2)     Incorporated by reference to Exhibit 3.2 to the Registrant's
        Registration Statement on Form SB-2 (333-120411) initially filed
        November 12, 2004.

(3)     Incorporated by reference to Exhibit 10.1 to the Registrant's Current
        Report on Form 8-K dated April 26, 2005.

(4) Assumed by the Company upon consummation of the Merger transaction contemplated by that certain Merger Agreement and Plan of Reorganization dated as of July 8. 2004 by and among Treasure Mountain Holdings Inc., now know as Vyteris Holdings (Nevada), Inc., TMH Acquisition Corp and
        Vyteris, Inc.


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